UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 and 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) – May 7, 2010 (March 5, 2010)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

EXPLANATORY NOTE

As previously disclosed by MDC Partners Inc. (the “Company”) in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”), the Company acquired a 60% equity interest in Team Holdings LLC, the successor-in-interest to the businesses formerly owned by WWG, LLC (“TEAM”), on March 5, 2010.  As permitted by SEC rules, the corresponding disclosure required by Items 1.01 and 2.01 of Form 8-K was included in the 2009 Form 10-K.  This Current Report on Form 8-K includes the required historical financial information of TEAM and the required pro forma financial information of the Company giving effect to the TEAM acquisition, each as required by Item 9.01 of Form 8-K.  TEAM’s historical financial results should not be viewed as indicative of the contribution by TEAM to the Company’s future operating results.

All required historical financial information of TEAM included in this Form 8-K shall be deemed filed for purposes of the Securities Exchange Act of 1934, as amended.  The pro forma financial information of the Company giving effect to the TEAM acquisition is intended to be furnished pursuant to Item 9.01(b) of Form 8-K and such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Audited financial statements of WWG, LLC and Subsidiary as of December 31, 2009 and 2008 and for the years then ended, and the related notes thereto.

Report of Independent Certified Public Accountants

The Board of Directors
WWG, LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of WWG, LLC and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, members’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WWG, LLC and Subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida
March 11, 2010

WWG, LLC and Subsidiary

CONSOLIDATED BALANCE SHEETS

December 31,

	2009	2008

ASSETS

Current assets
Cash and cash equivalents	$659,728	$2,198,857
Marketable securities	20,447	19,743
Accounts receivable - trade, net of allowance for doubtful
accounts of approximately $163,000 and $161,000
as of December 31, 2009 and 2008, respectively	7,359,461	5,023,651
Due from related party	141,929	-
Prepaid expenses and other current assets	430,084	446,292

Total current assets	8,611,649	7,688,543

Property and equipment, net	547,635	375,068

Deposits	71,212	60,709

Total assets	$9,230,496	$8,124,320

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$2,526,521	$2,053,255
Accrued expenses	1,395,908	1,397,634
Line of credit	3,731,858	4,137,525
Notes payable to related party	-	500,000
Current portion of capital lease obligations	32,447	25,940
Deferred revenue	214,729	84,187

Total current liabilities	7,901,463	8,198,541

Capital lease obligations, net of current portion	19,134	38,115

Total liabilities	7,920,597	8,236,656

Commitments and Contingencies (Note G)	-	-

Members’ equity (deficit)	1,309,899	(112,336)

Total liabilities and members’ equity (deficit)	$9,230,496	$8,124,320

The accompanying notes are an integral part of these financial statements.

WWG, LLC and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME

Years Ended December 31,

	2009	2008

Service revenue	$53,582,812	$55,437,525

Operating expenses
Cost of services sold	42,479,472	44,096,371
Operating expenses	6,756,441	7,060,194

Operating income	4,346,899	4,280,960

Interest expense	96,491	178,309

Income before provision
for income taxes	4,250,408	4,102,651

Provision for income taxes	78,877	100,572

Net income	4,171,531	4,002,079

Other comprehensive income
Unrealized gain (loss) on marketable securities	704	(1,356)

Comprehensive income	$4,172,235	$4,000,723

The accompanying notes are an integral part of these financial statements.

WWG, LLC and Subsidiary

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY (DEFICIT)

Years Ended December 31, 2009 and 2008

		Accumulated
		Other
	Members’	Comprehensive
	Interest	Loss	Total

Balance - December 31, 2007	$(1,724,400)	$(8,659)	$(1,733,059)

Net income	4,002,079	-	4,002,079

Members’ distributions	(2,380,000)	-	(2,380,000)

Unrealized loss on marketable securities	-	(1,356)	(1,356)

Balance - December 31, 2008	(102,321)	(10,015)	(112,336)

Net income	4,171,531	-	4,171,531

Members’ distributions	(2,750,000)	-	(2,750,000)

Unrealized gain on marketable securities	-	704	704

Balance - December 31, 2009	$1,319,210	$(9,311)	$1,309,899

The accompanying notes are an integral part of these financial statements.

WWG, LLC and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,

	2009	2008
Cash flows from operating activities
Net income	$4,171,531	$4,002,079
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	104,121	96,947
Provision for bad debt	23,305	101,112
Loss (gain) on disposals of property and equipment	19,543	(12,364)
Change in operating assets and liabilities:
Accounts receivable - trade	(2,361,044)	4,776,780
Prepaid expenses and other current assets	16,208	(73,763)
Deposits	(10,503)	(24,975)
Accounts payable	473,266	(1,464,319)
Accrued expenses	(1,726)	(161,550)
Distributions payable	-	(860,199)
Deferred revenue	130,542	47,528
Net cash provided by operating activities	2,565,243	6,427,276

Cash flows from investing activities
Due from related party advances	(225,000)	-
Due from related party payments	85,000	-
Purchases of property and equipment	(385,013)	(124,477)
Proceeds from sale of property and equipment	103,055	19,000
Net cash used in investing activities	(421,958)	(105,477)

Cash flows from financing activities
Merrill Lynch line of credit borrowings, net	(4,137,525)	266,618
PNC Bank line of credit borrowings, net	3,731,858	-
Notes payable to related party payments	(500,000)	(2,000,000)
Payments of capital lease obligations	(26,747)	(19,489)
Members’ distributions	(2,750,000)	(2,380,000)
Net cash used in financing activities	(3,682,414)	(4,132,871)

Net (decrease) increase in cash	(1,539,129)	2,188,928

Cash and cash equivalents - beginning of period	2,198,857	9,929

Cash and cash equivalents - end of period	$659,728	$2,198,857

Supplemental cash flow information:
Cash paid during the year for:
Interest	$99,471	$202,820
Taxes	$78,877	$100,572

Non-cash investing and financing activities:
Purchase of assets under capital lease obligations	$14,273	$35,434

The accompanying notes are an integral part of these financial statements.

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

WWG, LLC was formed in the state of Florida on November 21, 2006.  In July 2007, the shareholders of Team Enterprises, Inc. exchanged all of their shares in Team Enterprises, Inc. for a 62% of the membership interest of WWG, LLC, which had no operations at the time.  Concurrently, WWG, LLC sold a 38% membership interest to unrelated investors.  WWG, LLC through its wholly-owned subsidiary, Team Enterprises, Inc. (collectively the “Company”), provides marketing and promotional services to clients primarily in the beverage industry.  General offices are located in Fort Lauderdale, Florida.

Principles of Consolidation

The consolidated financial statements as of December 31, 2009 and 2008 and for the years then ended include the accounts of WWG, LLC and its wholly-owned subsidiary: TEAM Enterprises, Inc.  All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and line of credit approximates fair value due to the short-term maturities of these instruments.  The carrying value of the Company’s line of credit approximates fair value due to the length of maturities and/or due to the interest rates on these obligations not being significantly different from the current market rates available to the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.  From time to time, the Company’s cash balances exceed amounts federally insured under FDIC regulations.

(continued)

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Marketable Securities

The Company’s investment in marketable securities is classified as available-for-sale.  These investments are stated at fair value with any unrealized holding gains or losses included as a component of members’ equity until realized.  Impairment losses are charged to income for other-than-temporary declines in fair value.

Accounts receivable

Trade receivables are uncollateralized obligations requiring payment typically within 15-30 days from the invoice date.  Trade receivables are stated at invoiced amounts less allowance for doubtful accounts.  The allowance represents estimated uncollectible receivables associated with potential customer defaults. The allowance includes amounts for certain customers where a risk of default has been specifically identified.  The assessment of the likelihood of customer defaults is based on various factors, including the length of time the receivables are past due, historical experience and existing economic conditions.  The Company writes off receivables when they become uncollectible as a deduction from the allowance with any subsequent receipt of amounts previously written off credited to the income statement.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Vehicles, furniture, fixtures and equipment are depreciated on a straight-line basis over periods of three to five years. Leasehold improvements are depreciated on a straight-line basis over the lesser of the term of the related lease or the estimated useful life of the asset. Repairs and maintenance costs are expensed as incurred.

Valuation of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.  There were no impairments for 2009 or 2008.

Revenue Recognition

The Company recognizes revenue when services are provided, the selling price is fixed or determinable and the collection of the resulting receivable is reasonably assured.  The Company earns revenue primarily in the form of fixed fees and per diem fees for services rendered.  Included in service revenue are expenditures billable to clients which consist principally of outside vendors costs incurred on behalf of clients when providing services to clients.

(continued)

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition

Revenues are generally recognized as services are rendered over the terms of the respective contracts.  Advance payments received from customers are deferred until the revenue process is completed and shown as Deferred Revenue on the balance sheet.

A small portion of the company’s contractual arrangements with customers include performance incentive provisions, which allow the Company to earn additional revenues as a result of its performance relative to both quantitative and qualitative goals.  The Company recognizes the incentive portion of revenue under these arrangements when payment is received.

Advertising

Advertising costs are expensed as incurred and amounted to $12,763 and $41,074 in 2009 and 2008, respectively.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as an “S Corporation” with a Qualified Subchapter S Subsidiary.  Members report their pro-rata share of the Company’s consolidated federal taxable income on their respective individual income tax returns.  The Company is subject to income taxes in certain states due to its election to file Composite income tax returns (on behalf of its owners).  Accordingly a provision for state income taxes is provided in the accompanying financial statements.

Comprehensive Income

Comprehensive income includes net income as currently reported and also considers the effect of additional economic events that are not required to be recorded in determining net income, but are rather reported as a separate component of members’ equity.  The Company reports unrealized gains and losses on marketable securities as a component of comprehensive income.

Recently Adopted Accounting Standards

Fair Value Measurements

On January 1, 2009, the Company adopted accounting guidance issued by the Financial Accounting Standards Board (“FASB”) which had previously deferred the effective date of fair value measurements for all nonfinancial assets and nonfinancial liabilities, except for items that are

(continued)

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recently Adopted Accounts Standards - Continued

Fair Value Measurements - Continued

recognized or disclosed in financial statements at fair value on a recurring basis (at least annually). The adoption of this guidance did not have a material impact on the consolidated financial statements. See Note E, “Fair Value Measurements.”

Uncertain Tax Positions

On January 1, 2009, the Company adopted accounting guidance issued by the FASB related to accounting for uncertain tax provisions.  As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open. The Company files a federal income tax return and various state income tax returns. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for the years before 2006.  The Company does not have any material uncertain tax positions.

Subsequent Events

In May 2009, the FASB issued a statement to incorporate the accounting and disclosure requirements for subsequent events into U.S. generally accepted accounting principles which was amended in February 2010. The statement, as amended, introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance-sheet date. The Company adopted the statement as of June 30, 2009, which was the required effective date.  See Note K.

FASB Accounting Standards Codification

The Company adopted authoritative guidance issued by the FASB codifying U.S. GAAP.  The adoption of this authoritative guidance changed how the Company references U.S. GAAP in the financial statement disclosures.  The guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  Applying the guidance did not impact the Company’s financial condition and results of operations. The Company has revised its references to pre-Codification GAAP in its financial statements for the year ended December 31, 2009.

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE B - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following at December 31:

	2009	2008

Vehicles	$255,200	$389,293
Furniture, fixtures and equipment	294,306	214,402
Software	260,725	3,587
Leasehold improvements	96,770	70,582
	907,001	677,864
Less accumulated depreciation	359,366	302,796
	$547,635	$375,068

NOTE C - LINE OF CREDIT

On December 17, 2007, the Company entered into a $7,000,000 demand line of credit agreement with Merrill Lynch Business Financial Services. Interest is based on the London Interbank Offered Rate (LIBOR) plus 2%. The agreement requires a specific debt coverage ratio in relation to income before interest, taxes, depreciation and amortization. The credit line is collateralized by substantially all of the Company’s assets and is due on demand. This line of credit was paid off on December 7, 2009. The amount of the payoff to Merrill Lynch was $2,931,858.

On December 7, 2009, the Company entered into a $7,000,000 committed line of credit agreement with PNC Bank, National Association. Interest is calculated based on LIBOR plus 2.5%. The effective interest rate was 2.7% at December 31, 2009.  The agreement requires a minimum tangible net worth, fixed charge coverage ratio and submission of periodic borrowing base certificates.  The credit line is collateralized by substantially all of the Company’s assets and is due on demand.  At December 31, 2009, $2,516,572 remains available under the line of credit after the borrowing base adjustment.  Amounts outstanding under the credit agreement are limited under a borrowing base adjustment which is tied to eligible accounts receivable and prepaid expenses, as defined in the agreement.  As of December 31, 2009, the Company was in violation of the tangible net worth covenant under the line of credit.  The violation was effectively cured subsequent to year end through the payoff of the outstanding balance of the line of credit on March 5, 2010 in connection with the MDC Partners transaction. (see Note K).

NOTE D - NOTE PAYABLE TO RELATED PARTY

Note payable to related party consists of the following at December 31:

	2009	2008
5% Note - Maturing at various dates through January 1, 2009 - collateralized by common stock of the subsidiary.	$-	$500,000
Less: Current portion	-	500,000
Non-current portion	$-	$-

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE E - FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009 and 2008 are marketable securities that have a fair value of $20,447 and $19,743, respectively.  Marketable securities consist of money market and mutual funds.  Money market funds total $16,416 and $16,665 as of December 31, 2009 and 2008, respectively.  The fair value of the money market fund is based on the fair value of its underlying investments.  Mutual funds total $4,031 and $3,078 as of December 31, 2009 and 2008, respectively.  The fair value of the mutual funds is based on the net asset value (“NAV”) of shares held by the Company at year-end.  Therefore, the mutual fund is classified within Level 1 of the fair value hierarchy, and the money market fund is classified within Level 2 of the fair value hierarchy.

NOTE F - RETIREMENT PLAN

The Company has a 401(k) retirement plan covering eligible employees.  The Company matches up to 4% of gross salary based upon the deferral selection elected by the employee.  The Company contributed $276,553 and $184,877 to the Plan during 2009 and 2008, respectively.

NOTE G - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office facilities and certain equipment under operating leases that expire at various dates through 2014.  Rental expense amounted to $331,278 in 2009 and $371,264 in 2008, respectively. If a lease contains an escalation clause, the impact is recognized on a straight line basis over the lease period.

Approximate minimum future rental commitments under non-cancellable leases net of non-cancellable subleases are payable as follows:

Amount

2010	$356,084
2011	22,932
2012	10,008
2013	1,422
2014	237
Thereafter	-

$390,683

(continued)

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE G - COMMITMENTS AND CONTINGENCIES - Continued

Capital Leases

The Company leases certain equipment under capital leases, which is included in property and equipment in the accompanying balance sheet at December 31 as follows:

	2009	2008

Cost	$107,026	$92,753
Less: Accumulated depreciation	71,640	40,326

	$35,386	$52,427

Amortization of the capital lease is included in depreciation expense.  The schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 2009, is as follows:

Year Ending December 31,	Amount

2010	$35,275
2011	15,328
2012	4,056

54,659

Less: Amount representing interest	3,078

Present value of net minimum lease payments	$51,581

Employment Contract

The Company had a three year employment contract with one of its members.  The agreement provides for a minimum base salary, expense reimbursements, and may include an incentive bonus based upon attainment of specified management goals.  In addition, the contract provides for severance payments in the event of specified termination of employment. During 2009 and 2008, the Company paid a total of $560,135 and $559,992 of compensation to the member, respectively.  The employment agreement terminated on December 31, 2009.

(continued)

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE G - COMMITMENTS AND CONTINGENCIES - Continued

Litigation

From time to time the Company is involved in legal proceedings arising in the ordinary course of business.  The Company believes there is no litigation pending against it that could have individually or in the aggregate, a material adverse effect on its financial position, results of operations or cash flows, other than a lawsuit which is described below.

The Company is named as one of several defendants in a lawsuit.  The Plaintiff is demanding $1 million in total from all defendants.  The Company believes that any potential exposure will be covered by the Company’s insurance policy.

NOTE H - CONCENTRATION OF RISK

Two customers accounted for approximately 87% and 99% of sales for 2009 and 2008, respectively, and 60% and 79% of accounts receivable at December 31, 2009 and 2008, respectively.

NOTE I - MEMBERS’ EQUITY

Members’ equity is represented by one class of membership units as stipulated in the Organizational Agreement dated May 14, 2007 with all membership units having the same voting rights and features.

NOTE J - RELATED PARTY TRANSACTIONS

During 2009, the Company advanced a member $225,000. At December 31, 2009, the member owed the Company $141,929 related to this advance.

During 2009 and 2008, the Company had a verbal consulting arrangement with an entity owned by two of its members.  The arrangement is to provide services to the Company.  The Company incurred expenses to the entity owned by its members of $150,000 and $300,000 during 2009 and 2008, respectively.  As of December 31, 2009 and 2008, $0 and $25,000, respectively, was payable by the Company related to this arrangement.

The Company is a party to a settlement agreement entered into on February 3, 2003 by a member and his former wife.  The agreement provides for certain payments by the Company over an eight year period.  During 2009 and 2008, the Company made payments in the amount of $30,000 and $30,000, respectively, in connection with the agreement.  Amounts outstanding related to the settlement were $35,000 and $65,000 as of December 31, 2009 and 2008, respectively, and are included in accrued expenses on the balance sheet.

(continued)

WWG, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE J - RELATED PARTY TRANSACTIONS - Continued

In 2006, Team Enterprises, Inc. bought back shares from two former members for $4 million.  A portion of the transaction was financed through notes payable with an interest rate of 5%.  As of December 31, 2009 and 2008, $0 and $500,000 were outstanding under the notes.  The notes were paid in full in 2009.  In connection with the share buy-back, the Company also entered into consulting agreements with these former owners to provide services to the Company. During 2008 the Company paid a remaining amount of $175,000 under the consulting agreement and the consulting agreement expired.

NOTE K - SUBSEQUENT EVENTS

The Company evaluated its December 31, 2009 financial statements for subsequent events through March 11, 2010, the date the financial statements were available to be issued. Other than the event noted below, the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

On March 1, 2010, MDC Partners acquired a majority equity interest in the Company. In connection with the MDC Partners transaction the Company paid off its line of credit on March 5, 2010.

(b)	Pro forma financial information.

Unaudited pro forma financial statements of the Company and subsidiaries as of December 31, 2009 and for the year then ended, and the related notes thereto.

The unaudited pro forma financial information is presented below for informational purposes only.  The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the TEAM acquisition been completed at and as of the dates indicated.  In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the Company.

MDC PARTNERS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except share and per share amounts)

	YEAR ENDED DECEMBER 31, 2009
	Historical MDC Partners Inc.	Historical WWG, LLC	Pro forma Adjustments	Notes		Pro forma Statements of Operations

Revenue:
Services	$545,924	$53,583	$—			$599,507
Operating Expenses:
Cost of services sold	354,312	42,480	—			396,792
Office and general expenses	136,897	6,652	853	4	(b)(ii)	144,402
Depreciation and amortization	34,471	104	2,020	4	(b)(i)	36,595
	525,680	49,236	2,873			577,789
Operating profit	20,244	4,347	(2,873)			21,718
Other Income (Expense):
Other income (expense)	(2,038)	1	—			(2,037)
Interest expense	(22,098)	(97)	(916)	4	(b)(iii)	(23,111)
Interest income	344	—	—			344
	(23,792)	(96)	(916)			(24,804)
Income (loss) from continuing operations before income taxes, equity in affiliates	(3,548)	4,251	(3,789)			(3,086)
Income tax expense	(8,536)	(79)	(185)	4	(b)(iv)	(8,800)
Income (loss) from continuing operations before equity in affiliates	(12,084)	4,172	(3,974)			(11,886)
Equity in earnings (loss) of non-consolidated affiliates	(8)	—	—			(8)
Income (loss) from continuing operations	(12,092)	4,172	(3,974)			(11,894)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(876)	—	—			(876)
Net income (loss)	(12,968)	4,172	(3,974)			(12,770)
Net income attributable to the noncontrolling interests	(5,356)	—	—			(5,356)
Net income (loss) attributable to MDC Partners Inc.	$(18,324)	$4,172	$(3,974)			$(18,126)

Income (loss) Per Common Share:
Basic and Diluted:
Net income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.64)			$		$(0.63)
Loss from discontinued operations attributable to MDC Partners Inc. common shareholders	(0.03)					(0.03)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.67)			$		$(0.66)
Weighted Average Number of Common Shares Outstanding:
Basic	27,396,463					27,396,463
Diluted	27,396,463					27,396,463

The accompanying notes are an integral part of the pro forma consolidated statement of operations.

MDC PARTNERS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands)

			AS AT DECEMBER 31, 2009
	Historical MDC Partners Inc.	Historical WWG, LLC	Pro forma Adjustments	Notes		Pro forma Balance Sheet
Current Assets:
Cash	$51,926	$660	$(11,000)	$4	(a)(i)	$41,586
Accounts receivable	118,211	7,359	—			125,570
Expenditures billable to clients	24,003	—	—			24,003
Other current assets	8,105	593	(142)	4	(a)(ii)	8,556
Total Current Assets	202,245	8,612	(11,142)			199,715

Fixed assets	35,375	548	—			35,923
Investment in affiliates	1,547	—	—			1,547
Goodwill	301,632	—	32,607	3,4	(a)(iii)	334,239
Other intangibles	34,715	—	5,220	3,4	(a)(iii)	39,935
Deferred tax asset	12,542	—	—			12,542
Other assets	16,463	71	—			16,534
Total Assets	$604,519	$9,231	$26,685			$640,435

Current Liabilities:
Accounts payable	$77,450	$2,527	$—			$79,977
Accrual and other liabilities	66,967	1,396	—			68,363
Advance billings	65,879	215	—			66,094
Current portion of long-term debt	1,456	3,764	(3,732)	4	(a)(iv)	1,488
Deferred acquisition consideration	30,645	—	15,956	3		46,601
Total Current Liabilities	242,397	7,902	12,224			252,523

Long-term debt	216,490	19	—			216,509
Other liabilities	8,707	—	—			8,707
Deferred tax liabilities	9,051	—	—			9,051
Total Liabilities	476,645	7,921	12,224			496,790
Reedemable Noncontrolling Interests	33,728		—			33,728

Shareholder’s Equity
Preferred Shares	—	—	—			—
Class A Shares	218,532	—	—			218,532
Class B Shares	1	—	—			1
Additional paid in capital	9,174	—	—			9,174
Accumulated deficit	(131,160)	1,310	(1,310)	4	(a)(v)	(131,160)
Stock subscription receivable	(341)	—	—			(341)
Accumulated other comprehensive income	(5,880)	—	—			(5,880)
MDC Partners Inc. Shareholder’s Equity	90,326	1,310	(1,310)			90,326
Noncontrolling interests	3,820	—	15,771	3		19,591
Total Shareholder’s Equity	94,146	1,310	14,461			109,917
Total Liabilities and Shareholder’s Equity	$604,519	$9,231	$26,685			$640,435

The accompanying notes are an integral part of the pro forma consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)

1.	Description of transaction

Effective March 1, 2010, the Company, through a wholly-owned subsidiary, purchased 60% of the total outstanding membership interests in Team Holdings LLC, the successor-in-interest to the businesses formerly owned by WWG, LLC (“Team”), for cash at closing of $11,000, additional deferred acquisition consideration, the current estimated present value of which is $12,656 plus a working capital true-up estimated at an additional $3,300 at December 31, 2009.

In connection with the Team acquisition, the Company, Team and the other membership interest holders of Team entered into a new Limited Liability Company Agreement (the “LLC Agreement”).The LLC Agreement set forth certain economic, governance and liquidity rights with respect to Team. Team will initially have five managers, three of which were appointed by the Company. Pursuant to the LLC Agreement, the Company will be allocated 100% of the profits of Team thru 2012, after which the allocation will be based on ownership percentage, subject to certain priority returns, by the Company thru 2014, as defined. In accordance with the LLC Agreement, the remaining 40% of the outstanding membership interests are subject to a call by the Company at a defined purchased price beginning in 2013. There are no membership interests subject to a mandatory put to the Company.

2.   Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements as of December 31, 2009 and for the year ended December 31, 2009 give effect to the acquisition of Team. The unaudited pro forma consolidated balance sheet presents our financial position as if the acquisition of Team had occurred on December 31, 2009. The unaudited pro forma consolidated statement of operations presents our results as if the acquisition of Team had occurred on January 1, 2009. Both our fiscal year end and Team’s fiscal year end is December 31. The unaudited pro forma consolidated balance sheet as of December 31, 2009 is based upon our historical audited consolidated balance sheet as of December 31, 2009 and the historical audited consolidated balance sheet of Team as of December 31, 2009. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 is based on is based upon our historical audited consolidated statement of operations for the year ended December 31, 2009 and the historical audited consolidated statement of operations of Team for the year ended December 31, 2009.

The unaudited pro forma consolidated financial statements include, in our opinion, all material adjustments necessary to reflect this acquisition. The unaudited pro forma consolidated financial statements do not purport to represent what the Company’s actual results of operations including the acquisition of Team would have been, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the related notes thereto and Team’s audited consolidated financial statements and the related notes thereto included herein. The statements have been prepared by management in accordance, with generally accepted accounting principles (“GAAP”) of the United States of America (“US GAAP”). The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are consistent with those used by the Company in the preparation of the consolidated financial statements as of and for the year ended December 31, 2009.

3.    Accounting for the Acquisition

The acquisition is accounted for using the acquisition method of accounting. The total estimated purchase price is composed of the following:

Cash	$11,000
Estimated present value of deferred acquisition consideration	12,656
Estimated excess working capital	3,300
$26,956

For purposes of the pro forma presentation, the purchase price has been allocated to the assets acquired (including identifiable intangible assets arising form the acquisition) and liabilities assumed as of December 31, 2009 for balance sheet purposes and January 1, 2009 for purposes of the statement of operations, based on their estimated fair values.

Details of the estimated fair values of assets acquired and liabilities assumed of Team based on information available at the date of preparation of these unaudited pro forma financial statements are as follows:

Assets acquired:
Cash	$660
Accounts receivable	7,359
Other current assets	451
Fixed assets	548
Other intangible assets	5,220
Goodwill	32,607
Other assets	71
46,916
Less liabilities assumed:
Accounts payable	2,527
Accruals and other liabilities	1,396
Advance billings	215
Current portion of long-term debt	32
Long-term debt	19
Noncontrolling interests	15,771
19,960
Net assets acquired	$26,956

In the preparation of these unaudited pro forma consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared. The Company expects that the actual amounts for each of the fair values of these assets and liabilities acquired will vary from the pro forma amounts and that the variation may be significant.

The actual adjustments that the Company will ultimately make in finalizing the allocation of the purchase price of Team to the fair value of the net assets acquired at March 1, 2010 will depend on a number of factors, including additional information available at such time, changes in market values and changes in Team’s operating results between the date of these unaudited pro forma consolidated financial statements and the effective date of the acquisition.

4.    Pro forma assumptions and adjustments

(a)	The unaudited pro forma consolidated balance sheet as at December 31, 2009 incorporates the following adjustments:

(i)
The funding for the acquisition, which reduced the current cash balances in the amount of $11,000, has been reflected in the unaudited pro forma consolidated balance sheet as if it had occurred on December 31, 2009.

(ii)	Team’s other current assets of $142 representing an amount due from a related party, which was not purchased in the acquisition.

(iii)
Intangible assets arising from the acquisition have been recorded at their estimated fair values as part of the allocation of the purchase price. Intangible assets acquired include Team’s customer contracts and relationships including backlog. The estimated fair values are based on preliminary studies undertaken by management. The estimated value allocated to goodwill was based on the residual of the preliminary fair values of the identifiable tangible and intangible assets less the preliminary fair values of the liabilities assumed. The actual allocation may differ significantly from these estimates.

(iv)	At closing Team’s line of credit was repaid utilizing the proceeds from the acquisition.
(v)	Team’s members equity has been eliminated to reflect the acquisition.

(b)	The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 incorporates the following assumptions and adjustments:

(i)
Pro forma depreciation and amortization has been increased by $2,020 for the year ended December 31, 2009 to reflect the amortization of other intangible assets arising from the acquisition, over their estimated lives of five years over both straight line basis and in a manner represented by the pattern in which the economic benefits are realized.

(ii)
Pro forma office and general expenses have been increased by $853 for the year ended December 31, 2009 to reflect two adjustments; (a) an increase of expenses of $1,652 representing the accretion of the present value of the deferred acquisition consideration and (b) a decrease of expenses of $799 representing compensation and related benefits and other costs not expected to continue due to the acquisition.

(iii)
Pro forma interest expense has been increased by $916 for the year ended December 31, 2009 to reflect two adjustments; (a) an increase of $1,008 representing the financing of the acquisition assuming the Company issued $11,000 of its 11% senior notes on January 1, 2009, instead of October 23, 2009 and (b) a decrease of $92 to eliminate historical interest expense of Team as a result of the Company not assuming the Team’s existing line of credit.

(iv)
Pro forma income tax expense has been increased by $185 for the year ended December 31, 2009 to reflect the tax effect of the related pro forma adjustments and Team’s historical income of $4,172 based on an estimated blended state and federal rate of 40%.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Auditor.

Forward Looking Information

This Current Report on Form 8-K contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this Current Report on Form 8-K that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to:

•	risks associated with severe effects of national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors” and in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDC PARTNERS INC.

Date: May 7, 2010
	By:	/s/ MITCHELL GENDEL
Name: Mitchell Gendel
Title: General Counsel and Corporate Secretary